CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation of our report dated March 2, 2001, except for Note 11, as to which the date is April 16, 2001, included in this Form 10-KSB, in the previously filed Registration Statements of Infinite Group, Inc. on Form S-8 (No. 333-36266) and Form S-2 (No. 333-51768).

                                             MCGLADREY & PULLEN, LLP

Buffalo, New York
April 17, 2001